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                                                                Exhibit 23a


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Culbro Corporation of our report dated February 2, 1996 appearing in the 1995 Annual Report to the Shareholders which is incorporated in its Annual Report on Form 10-K for the year ended December 2, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page E-3 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

New York, New York
April 19, 1996